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                                                                      EXHIBIT 11

                    HEALTHCOR HOLDINGS, INC. AND SUBSIDIARIES

                UNAUDITED NET INCOME PER COMMON EQUIVALENT SHARES

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
                                                          THREE MONTHS ENDED                NINE MONTHS ENDED
                                                          ------------------                -----------------
PRIMARY AND FULLY DILUTED EARNINGS PER SHARE                 SEPTEMBER 30,                    SEPTEMBER 30,
                                                             -------------                    -------------
                                                       1996            1997              1996             1997
                                                    ----------      -----------       ----------      ------------

Net income                                          $1,462,386      $ 1,292,574       $3,609,083      $   (235,181)
                                                    ==========      ===========       ==========      ============

Shares:
  Weighted average common shares issued              8,319,201       10,063,906        7,016,755        10,042,957
  Assuming exercise of options, reduced by the
    number of common shares which could have
    been purchased with the proceeds from
    exercise of such options                           255,818           95,304          307,275                --
                                                    ----------      -----------       ----------      ------------

Weighted average number of common shares
    outstanding, as adjusted                         8,575,019       10,159,210        7,324,030        10,042,957
                                                    ==========      ===========       ==========      ============

Net income per common share                         $     0.17      $      0.13       $     0.49      $      (0.02)
                                                    ==========      ===========       ==========      ============
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